UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2003

WESTCORP

(Exact Name of Registrant as Specified in Charter)

California	33-13646	51-0308535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Pasteur, Irvine, California 92618-3804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 727-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 – Westcorp Press Release dated July 22, 2003

Item 9. Regulation FD Disclosure.

The following disclosure information is being furnished under Item 9- Regulation FD Disclosure of Form 8-K pursuant to Rule 101(e)(1) of Regulation FD:

On July 23, 2003, Westcorp held a conference call with its subsidiary company WFS Financial Inc. In this conference call, earnings guidance was provided, as follows:

“We plan to achieve net income at Westcorp of approximately $117 million or $2.75 per share for all of 2003. Westcorp’s earnings per share are lower than previously announced as a result of the 20% increase in shares issued as part of our equity offering. We expect earnings at Westcorp to be around $155 million or $3.40 per share for 2004.”

“We plan to execute a whole loan sale of approximately $1.5 billion in automobile contracts between WFS and Westcorp during the third quarter. Depending upon the ultimate amount of loans sold and the price paid by Westcorp, WFS’ earnings in the third quarter could be as high as $1.35 per share and $4.00 for the year.”

This Regulation FD information is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Act.

Item 12. Results of Operations and Financial Condition.

On July 22, 2003, Westcorp issued a press release announcing its results of operations for the quarter ended June 30, 2003. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCORP, a California corporation

July 23, 2003	By:	/s/ LEE A. WHATCOTT

Lee A. Whatcott
Senior Executive Vice President,
Chief Financial Officer and
Chief Operations Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Westcorp Press Release dated July 22, 2003